UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 5, 2024
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)
(415) 657-5500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.
In November 2023, Cutera, Inc. (the “Company”) communicated its intention not to renew its existing manufacturing service agreement (the “Manufacturing Service Agreement”) with Jabil Inc. (“Jabil”), a third-party manufacturing provider that manufactures excel V+ and AviClear devices for the Company. As a result of the termination, the Company estimated that it would have an obligation to purchase unshipped inventory from Jabil. The Company subsequently received claims from Jabil related to other amounts associated with the termination and entered into settlement discussions with Jabil.
On February 28, 2024, the Company and Jabil entered into a settlement agreement related to the non-renewal of the Manufacturing Service Agreement (the “Settlement Agreement”). The Settlement Agreement provides for a payment by the Company of $19.5 million, to be offset by $1.3 million in amounts owned by Jabil. The $19.5 million payment to Jabil relates to the Company’s receipt of $13.5 million of inventory and $0.3 million of equipment and the payment of $5.7 million as compensation for expenses either previously incurred by Jabil or associated with the non-renewal of the Manufacturing Service Agreement.
The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by the Settlement Agreement, which will be filed as an exhibit to the Company’s periodic report for the three months ended March 31, 2024.
Item 1.02.    Termination of a Material Definitive Agreement.
As previously reported, the Company’s exclusive distribution agreement (the “Distribution Agreement”) with ZO Skin Health, Inc. (“ZO USA”) to distribute ZO’s proprietary skincare products in Japan expires in June 2024. Further description of the Distribution Agreement is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed on April 7, 2023 (the “From 10-K”), which description is incorporated by reference herein. The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by the Distribution Agreement, and the amendments thereto, copies of which were filed as Exhibits 10.22 through 10.26 to the Form 10-K.
On February 28, 2024, the Company and its Japanese subsidiary, Cutera KK, entered into a Business Transfer and Termination Agreement (the “Termination Agreement”) with ZO and its Japanese subsidiary, ZO Skin Health GK (“ZO Japan” and together with ZO USA and their affiliates, “ZO”), which, among other things, (i) terminates all agreements related to the distribution by the Company of ZO’s products in Japan, effective immediately, (ii) provides for the orderly transition of the distribution of ZO products to ZO, (iii) transfers certain Company employees dedicated to the distribution of ZO products to ZO, (iv) transfers certain customer contracts related to ZO products from the Company to ZO and (v) transfers certain inventory and assets related to the distribution of ZO products from the Company to ZO. The Termination Agreement requires ZO to pay the Company $5.75 million within three business days of the execution of the Termination Agreement and make a second payment of $5.75 million, less any offsets under the Termination Agreement (including, but not limited to, 42.2% of the Company’s net revenue for sales of ZO products under the Distribution Agreement between January 1, 2024 and February 28, 2024), upon the earlier of (a) the completion of the transition of regulatory and distribution activities such that ZO is able to fulfill product orders by customers in Japan, as determined by ZO and the Company, and (b) June 14, 2024.
The Termination Agreement contains customary representations and warranties, covenants regarding cooperation during the transition period, and mutual indemnification obligations and releases. The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by the Termination Agreement, which will be filed as an exhibit to the Company’s periodic report for the three months ended March 31, 2024.
Cautionary Note Regarding Forward-Looking Statements.
This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, without limitation, statements regarding the transition of the distribution of ZO products to ZO. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: March 5, 2024	By:	/s/ TAYLOR C. HARRIS
Taylor C. Harris
Chief Executive Officer